UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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LORILLARD, INC.

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TO:	All Employees

FROM:	Murray S. Kessler

DATE:	October 23, 2014

SUBJECT:	Business & Merger Update

This provides an update on the status of our pending transactions with Reynolds American Inc. and Imperial Tobacco Group. But, before I go into that update, I would like to thank each and every one of you for your efforts on both our business as usual and/or integration activities.

In case you haven’t seen the quarterly results we released earlier this morning, we had a great third quarter despite everything going on. During the third quarter we:

•	Reported Cigarette net sales growth of 1.6%

•	Grew Cigarette operating income by 7.8% versus the prior year and operating margins by almost 2 points

•	Increased both Lorillard and Newport retail market share by 0.3 share points

•	Maintained blu eCigs’ category leadership position in the U.S., despite challenges resulting from competitive e-cigarette national product launches that are actually giving their product away free in large quantities in order to gain trial

•	And, grew adjusted earnings per share almost 9%

I think it is remarkable how your efforts have allowed our great company to continue its consistent delivery of industry-leading operational and financial results – so again, I would like to thank all of you for staying focused on “business as usual” at Lorillard.

Now let’s turn to a brief update on the progress of the transactions that we still expect to be completed in the first half of 2015. As I stated in July when we announced the deal, Reynolds will be taking the Newport, Kent, True and Old Gold Brands from Lorillard and integrating them into their organization. Imperial Tobacco will be acquiring certain cigarette brands from Reynolds and blu eCigs and Maverick cigarettes from Lorillard. Imperial will also be acquiring Lorillard assets including our manufacturing and R&D facilities and our corporate headquarters in Greensboro, along with our tobacco receiving and storage facilities in Danville, VA. Recall that I also stated at the time of the announcement that I believed that the vast majority of Lorillard employees would retain their jobs, either by joining Reynolds or Imperial – and that belief was supported by statements from both Reynolds and Imperial and the merger agreement itself. Importantly, it is also being supported by the actions of the integration teams.

For perspective, integration teams were formed in early September with members of Imperial Tobacco / Commonwealth-Altadis and Lorillard. As you may have noticed around our facilities, these teams have begun the work to ensure the new company formed through the divested brands and assets will be ready for business on Day 1 following the transaction closing. Also, the U.S. Government regulatory review process has begun and our work is ongoing in assisting the regulatory agencies to conduct their evaluation and to reach a conclusion in their anti-trust review process. These two initiatives have added an incremental burden on many of our employees and make our strong third quarter performance even more remarkable.

You may have also noted last evening that Imperial Tobacco formally announced that the headquarters for their new U.S. cigarette operating company will be in Greensboro, allowing it to take advantage of our existing infrastructure and world-class workforce. They also announced that blu eCigs will continue to be headquartered in Charlotte. While this is what I always believed would happen, I am pleased to see these decisions formally announced. (see attached)

Additionally, it was announced that Imperial’s new brands to be transferred from Reynolds – Winston, Salem and Kool – will convert to Lorillard’s financial and IT platforms. After the transaction is completed, the new company will also use Lorillard’s sales and technical platforms, and Commonwealth-Altadis’ brands will be migrated to these Lorillard platforms shortly thereafter.

As always, we will keep you informed as to future updates on the transactions as the process progresses. We will also continue to respond to any individual questions you may have, so please continue to direct those questions by email to “feedback@lortobco.com”.

Once again, I want to thank you for your continued hard work and congratulate you on another quarter of successful results that we can all be proud of.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Lorillard, Inc. (“Lorillard”) concerning the proposed transaction involving Reynolds American Inc. (“Reynolds American”) and Lorillard (the “transaction”) and other future events and their potential effects on Lorillard, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of Lorillard’s management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. Those factors include, without limitation: the ability to obtain the approval of the transaction by Lorillard’s stockholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; the ability to realize the expected synergies resulting from the transaction in the amounts or in the timeframe anticipated; the ability to integrate Lorillard’s businesses into those of Reynolds American’s in a timely and cost-efficient manner; the impact of regulatory initiatives, including the regulation of cigarettes and electronic cigarettes and a possible ban or regulation of the use of menthol in cigarettes by the Food and Drug Administration, and compliance with governmental regulations; the outcome of pending or future litigation; health concerns, claims, regulations and other restrictions relating to the use of tobacco products and exposure to environmental tobacco smoke; the effect on pricing and consumption rates of legislation, including actual and potential federal and state excise tax increases, and tobacco litigation settlements; continued intense competition from other cigarette and electronic cigarette manufacturers; the continuing decline in volume in the domestic cigarette industry; changes in the price, quality or quantity of tobacco leaf and other raw materials available for use in Lorillard’s cigarettes; reliance on a limited number of suppliers for certain raw materials; and other risks and uncertainties, including those detailed from time to time in Lorillard’s periodic reports filed with the Securities and Exchange Commission, including Lorillard’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. Risk Factors” of Lorillard’s 2013 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 21, 2014, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect Lorillard’s actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and Lorillard undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction involving Lorillard and Reynolds American. In connection with the proposed transaction, Reynolds American has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus of Reynolds American and Lorillard, which Lorillard has filed with the SEC on October 17, 2014. Lorillard and Reynolds American plan to mail the definitive joint proxy statement/prospectus to their respective stockholders in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LORILLARD, REYNOLDS AMERICAN, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Lorillard and Reynolds American through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other documents to be filed by Lorillard with the SEC by contacting Robert Bannon, CFA, Director of Investor Relations, at investorrelations@lortobco.com or by calling (336) 335-7000.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that is described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the preliminary joint proxy statement/prospectus that Lorillard filed with the SEC on October 17, 2014.

Lorillard and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Lorillard’s stockholders in respect of the proposed transaction that is described in the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from Lorillard’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in Lorillard is set forth in Lorillard’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated April 4, 2014, which are filed with the SEC. Additional information regarding the interests of Lorillard’s directors and executive officers in the proposed transaction, which may be different than those of Lorillard’s stockholders generally, is contained in the preliminary joint proxy statement/prospectus that Lorillard filed with the SEC on October 17, 2014.

[ATTACHMENT TO MEMORANDUM]

IMPERIAL TOBACCO GROUP PLC

Imperial Selects Greensboro, N.C. Location – Lorillard HQ

For Immediate Release     4 p.m. Wednesday, October 22, 2014

GREENSBORO, N.C. — Imperial Tobacco Group has announced today that it has selected Greensboro, N.C. as the location of the new company it is forming from its existing business in the United States and the announced acquisition of brands and assets resulting from the Reynolds American, Inc. and Lorillard, Inc. transaction. The transaction is subject to approval by the U.S. Federal Trade Commission and the companies’ respective shareholders.

The acquisition will make Imperial the third largest tobacco company in the U.S. with a 10 percent share of the cigarette market.

Following consummation of the acquired brands and assets, the new company will be based at Lorillard’s current headquarters, 714 Green Valley Road in Greensboro. The headquarters will be home to Lorillard employees and a number of Commonwealth-Altadis employees who will relocate from Fort Lauderdale, Fla. Imperial Tobacco also has a number of employees at its factory in Reidsville.

In a statement, Imperial said:

“It makes the most sense to make the headquarters of the new company in Greensboro, in a building we will own outright when the transaction is completed. This wonderful facility is in the heart of tobacco country, near our factories and has the infrastructure to accommodate the enlarged business. We are discussing relocation with our employees in Fort Lauderdale and when we are in a position to give further updates on the transaction, we will.”

Contact details for further information

Media Contacts
Mark Smith (Imperial) Alex Parsons (Imperial) Bob Bannon (Lorillard)	954-233-4036 +44 7967 467 241 336-335-7665

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